EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Yap Kit Chuan, President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company of Fellazo Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the quarterly report on Form 10-Q of Fellazo Corp. for the period ended February 28, 2019 (the ”Report”) fully complies with the requirements of Section 13(a) or 15(d) of theSecurities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fellazo Corp.

Dated: April 23, 2019

/s/ Yap Kit Chuan

Yap Kit Chuan

President, CEO, CFO, Treasurer, Secretary

and Chairman of the Board of Directors of the Company

(Principal Executive Officer, Principal Financial Officer

and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Fellazo Corp. and will be retained by Fellazo Corp. and furnished to the Securities and Exchange Commission or its staff upon request.